Exhibit 99.1

[West Marine Logo]

West Marine Reports 2008 Operating Results and 2009 Outlook

WATSONVILLE, CA,—March 5, 2009—West Marine, Inc. (Nasdaq: WMAR) today released results for the fourth quarter and fiscal year ended January 3, 2009.

“West Marine’s performance during 2008 withstood the challenges confronting the industry. From our perspective, we dealt with a very difficult market environment and are reporting financial results a bit better than the preliminary numbers we communicated in January” said Geoff Eisenberg, president and chief executive officer of West Marine. “We managed our business conservatively, improved our liquidity, and reduced our debt levels.

The company generated more than $20 million of positive cash flow from operations during 2008, and we’re reporting debt as of year’s end at our lowest level in over a decade. At the same time, our inventory quality and in-stock levels are the best they’ve ever been. While we don’t like to experience lower sales and operating losses, we are pleased with our progress towards our key objectives of strengthening our balance sheet, improving our internal operations, positioning ourselves to weather the current market, and being poised for growth when the market allows.”

2008 HIGHLIGHTS

•	Net revenues were $631.3 million, down 7.1% from last year.

•	Comparable store sales for the fifty-three weeks ended January 3, 2009 decreased 6.8%. As compared to the corresponding fifty-three weeks ended January 5, 2008, comparable store sales decreased 7.6%.

•	Cash flow from operating activities was $20.6 million.

•	Debt is down 10.2%, or $5.3 million, as compared to last year.

•	Available borrowings under our credit facility as of year-end were approximately $68.8 million.

•	Restructuring efforts during 2008 were completed as planned.

•

Adjusted net loss was $0.35 per share, which excludes the impact of certain significant items that impacted results and are discussed below. Reported net loss was $1.76 per share, which compares favorably to the estimated range of a net loss of $1.84 to $1.90 per share communicated in January.

2008 RESULTS

To better communicate West Marine’s core operating results, certain key measures are being presented excluding certain significant items that impacted results during both fiscal 2008 and 2007. A tabular reconciliation of these adjusted measures to reported results appears at the end of this release.

For the fifty-three weeks ended January 3, 2009:

•	Adjusted net loss (excluding the impact of the significant items in both years) was $7.8 million, or $0.35 per share, compared to adjusted net income of $1.7 million, or $0.08 per share last year.

•	Reported net loss (including the impact of the significant items in both years) was $38.8 million, or $1.76 per share, compared to reported net loss of $50.0 million or $2.30 per share, last year.

The following describes each of the significant items impacting results in fiscal 2008 and fiscal 2007.

Fiscal 2008

•	Restructuring charges of $0.30 per share, which included costs associated with:

¡	closing underperforming stores;

¡	closing one of three distribution centers;

¡	implementing staffing and service model changes in our Port Supply wholesale business;

¡	closing our Largo, Florida call center; and

¡	expense cuts and process streamlining in support and overhead functions.

•	Non-cash deferred tax valuation allowance impact of $1.05 per share.

•	Expenses associated with the previously-announced SEC investigation, which resulted in expenditures of $0.06 per share.

Fiscal 2007

•	Goodwill non-cash impairment charge of $2.24 per share.

•	Expenses associated with the on-going SEC investigation had an impact of $0.08 per share.

•	The departure of West Marine’s former chief executive officer, which resulted in related severance costs of $0.04 per share.

•	Additional costs relating to store closures and restructuring announced in 2006 had an impact of $0.02 per share.

Net revenues for the fifty-three weeks ended January 3, 2009 were $631.3 million, a decrease of $48.3 million, or 7.1%, from net revenues of $679.6 million for the fifty-two weeks ended December 29, 2007. Comparable store sales for the fifty-three weeks ended January 3, 2009 decreased 6.8%. As compared to the corresponding fifty-three week period ended January 5, 2008, comparable store sales decreased 7.6%.

Gross profit for the fifty-three weeks ended January 3, 2009 was $167.4 million, a decrease of $27.4 million compared to last year. For fiscal year 2008, gross profit as a percentage of net revenues was 26.5%, a decline of 220 basis points compared to 28.7% last year. This decline was due to the de-leveraging of occupancy expense because of lower revenues, as well as reduced vendor allowances resulting from lower purchase volume that was in line with lower sales.

Selling, general and administrative expense for the fifty-three weeks ended January 3, 2009 was $176.8 million, a decrease of $10.4 million compared to last year. The impact of expense controls implemented in 2008, combined with lower variable expenses driven by lower revenues, resulted in a $7.8 million decrease in selling, general and administrative expenses. Decreased expenses associated with stores closed in 2008 drove a further $3.4 million reduction. Expenses also reflected lower management bonuses with a year-over-year reduction of $1.9 million in fiscal 2008, as well as the impact of $1.3 million paid to our former chief executive officer as severance compensation in fiscal 2007. Partially offsetting these reductions was a $4.4 million unfavorable impact of foreign currency translation year-over-year.

FOURTH QUARTER 2008

Net revenues for the fourteen weeks ended January 3, 2009 were $111.1 million, a decrease of $7.2 million, or 6.1%, from net revenues of $118.3 million for the thirteen weeks ended December 29, 2007. Comparable store sales for the fourth quarter decreased 5.1%. As compared to the corresponding fourteen-week period ended January 5, 2008, comparable store sales decreased 9.9%. Net loss for the fourth quarter ended January 3, 2009 was $29.0 million, or $1.31 per share. This compares to a net loss of $65.6 million, or $3.00 per share, for the fourth quarter last year.

2009 COMPANY OUTLOOK

In communicating West Marine’s expectations for 2009, Mr. Eisenberg explained, “We’re following the lead of many public companies and substituting this ‘outlook’ for the specific financial ‘guidance’ we’ve communicated in the past.

We assume that this year will continue to be quite challenging for our industry. With all the weakness observed in the economy, we expect sales to decline at roughly the same pace we experienced in recent quarters. Our operating plans for 2009 reflect this weak environment, and we believe that carefully controlling expenses and managing our working capital will allow us to again generate positive cash flow and further reduce debt.

During 2009, we expect that our investments will be conservative, that we will continue to focus on productivity gains, and that we will successfully improve our offerings to customers.”

Eisenberg concluded his outlook by noting: “Despite the economic gloom and doom that is impacting so many, we at West Marine believe that the love of boats and boating will remain a truly significant part of life for millions. We remain confident that our long-term strategies, which range from the roll out of our new Flagship prototype stores, to our renewed commitment to product development, to our focus on Associate development, will position us well for the future.”

The results expectations and estimated charges presented in this release are unaudited, and may change as the company finalizes its fiscal year 2008 financial statements. Final, audited results will be reflected in the company’s annual report on Form 10-K for the fiscal year ended January 3, 2009, which will be released on or before March 19, 2009.

WEBCAST AND CONFERENCE CALL

As previously announced, West Marine will hold a conference call and webcast on Thursday, March 5, 2009 at 8:30 AM Pacific time to discuss fourth quarter and fiscal year 2008 results. The live call will be webcast and available in real time on the Internet at www.westmarine.com in the “Investor Relations” section. The earnings release will also be posted on the Internet at www.westmarine.com in the “Press Releases” section on the Investor Relations page. Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

Interested parties can also connect to the conference call by dialing (888) 756-1546 in the United States and Canada and (706) 634-1083 for international calls. Please be prepared to give the conference ID number 87901306. The call leader is Geoff Eisenberg, West Marine’s president and chief executive officer.

An audio replay of the call will be available March 5, 2009 at 11:30 AM Pacific Time through March 12, 2009 at 8:59 PM Pacific Time. The replay number is (800) 642-1687 in the United States and Canada and (706) 645-9291 for international calls. The access code is 87901306.

ABOUT WEST MARINE

West Marine, the largest specialty retailer of boating supplies and accessories, has 343 stores located in 38 states, Puerto Rico, Canada and a franchised store located in Turkey. Our catalog and Internet channels offer customers approximately 52,000 products and the convenience of exchanging catalog and Internet purchases at our store locations. Our Port Supply division is one of the largest wholesale distributors of marine equipment serving boat manufacturers, marine services, commercial vessel operators and government agencies. For more information on West Marine’s products and store locations, or to start shopping, visit westmarine.com or call 1-800-BOATING (1-800-262-8464).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements concerning earnings expectations and statements that are predictive or express expectations that depend on future events or conditions that involve risks and uncertainties. These forward looking statements include, among other things, expectations relating to our ability to manage operating and capital expenses in a challenging economic environment and expectations relating to our financial results, as well as facts and assumptions underlying these expectations. Actual results may differ materially from the preliminary expectations expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors, including those set forth in West Marine’s annual report on Form 10-K for the fiscal year ended December 29, 2007 and in its quarterly report on Form 10-Q for the quarter ended September 27, 2008. Except as required by applicable law, West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL INFORMATION

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including adjusted net income (loss) and adjusted net income (loss) per share for fiscal years 2008 and 2007. We have reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables set forth below. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate comparisons. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

West Marine, Inc.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands, except share data)

	January 3, 2009	December 29, 2007
ASSETS
Current assets:
Cash	$7,473	$6,126
Trade receivables, net	5,824	6,704
Merchandise inventories	222,601	248,307
Deferred income taxes	—	7,976
Other current assets	16,369	21,469

Total current assets	252,267	290,582

Property and equipment, net	59,615	67,521
Intangibles	154	192
Other assets	2,556	10,023

Total assets	$314,592	$368,318

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,788	$35,122
Accrued expenses and other	42,256	47,738

Total current liabilities	69,044	82,860

Long-term debt	47,000	52,338
Deferred items and other non-current liabilities	8,928	8,608

Total liabilities	124,972	143,806

Stockholders’ equity:
Preferred stock, $.001 par value: 1,000,000 shares authorized; no shares outstanding	—	—
Common stock, $.001 par value: 50,000,000 shares authorized; 22,142,949 shares issued and 22,115,377 shares outstanding at January 3, 2009, and 21,917,077 shares issued and 21,893,474 shares outstanding at December 29, 2007	22	22
Treasury stock	(366)	(348)
Additional paid-in capital	173,997	170,988
Accumulated other comprehensive income (loss)	590	(327)
Retained earnings	15,377	54,177

Total stockholders’ equity	189,620	224,512

Total liabilities and stockholders’ equity	$314,592	$368,318

West Marine, Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share data)

	14 Weeks Ended January 3, 2009		13 Weeks Ended December 29, 2007
Net revenues	$111,065	100.0%	$118,296	100.0%
Cost of goods sold	94,246	84.9%	94,323	79.7%

Gross profit	16,819	15.1%	23,973	20.3%
Selling, general and administrative expense	37,284	33.6%	45,556	38.5%
Goodwill impairment	—	0.0%	56,905	48.1%
Store closures and other restructuring costs	9,027	8.1%	558	0.5%
Impairment of long lived assets	438	0.3%	862	0.7%

Loss from operations	(29,930)	-26.9%	(79,908)	-67.5%
Interest expense	403	0.4%	751	0.7%

Loss before taxes	(30,333)	-27.3%	(80,659)	-68.2%
Income taxes	(1,332)	-1.2%	(15,073)	-12.8%

Net loss	$(29,001)	-26.1%	$(65,586)	-55.4%

Net loss per common and common equivalent share— Basic and diluted	$(1.31)		$(3.00)

Weighted average common and common equivalent shares outstanding— Basic and diluted	22,082		21,874

	53 Weeks Ended January 3, 2009		52 Weeks Ended December 29, 2007
Net revenues	$631,258	100.0%	$679,561	100.0%
Cost of goods sold	463,812	73.5%	484,676	71.3%

Gross profit	167,446	26.5%	194,885	28.7%
Selling, general and administrative expense	176,830	28.0%	187,221	27.6%
Goodwill impairment	—	0.0%	56,905	8.4%
Store closures and other restructuring costs	10,687	1.6%	558	0.1%
Impairment of long lived assets	2,861	0.5%	1,308	0.1%

Loss from operations	(22,932)	-3.6%	(51,107)	-7.5%
Interest expense	2,338	0.4%	3,962	0.6%

Loss before income taxes	(25,270)	-4.0%	(55,069)	-8.1%
Income taxes	13,530	2.1%	(5,093)	-0.7%

Net income (loss)	$(38,800)	-6.1%	$(49,976)	-7.4%

Net loss per common and common equivalent share— Basic and diluted	$(1.76)		$(2.30)

Weighted average common and common equivalent shares outstanding— Basic and diluted	21,993		21,764

West Marine, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited and in thousands)

	53 Weeks Ended January 3, 2009	52 Weeks Ended December 29, 2007
OPERATING ACTIVITIES:
Net loss	$(38,800)	$(49,976)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,780	19,736
Impairment of long-lived assets	2,861	1,308
Impairment of goodwill	—	56,905
Share-based compensation	2,255	1,951
Tax (expense) benefit from equity issuance	(89)	398
Excess tax benefit from share-based compensation	(3)	(390)
Deferred income taxes	14,568	(4,576)
Provision for doubtful accounts	639	185
Lower of cost or market inventory adjustments	3,296	524
Loss on asset disposals	925	274
Changes in assets and liabilities:
Accounts receivable	241	(1,176)
Merchandise inventories	22,410	4,231
Prepaid expenses and other current assets	5,116	2,240
Other assets	1,806	(361)
Accounts payable	(8,317)	(3,589)
Accrued expenses and other	(5,520)	2,046
Deferred items and other non-current liabilities	469	243

Net cash provided by operating activities	20,637	29,973

INVESTING ACTIVITIES:
Purchases of property and equipment	(15,064)	(17,837)
Proceeds from sale of property and equipment	125	207

Net cash used in investing activities	(14,939)	(17,630)

FINANCING ACTIVITIES:
Borrowings on line of credit	88,107	95,687
Repayments on line of credit	(93,407)	(112,376)
Proceeds from sale of common stock pursuant to Associates Stock Buying Plan	837	1,063
Treasury shares purchased	(18)	(66)
Proceeds from exercise of stock options	6	2,944
Excess tax benefit from share-based compensation	3	390

Net cash used in financing activities	(4,472)	(12,358)

Effect of exchange rate changes on cash	121	(82)

Net increase (decrease) in cash	1,347	(97)

CASH AT BEGINNING OF PERIOD	6,126	6,223

CASH AT END OF PERIOD	$7,473	$6,126

Other cash flow information:
Cash paid for interest	2,361	4,997
Cash paid (received) for income taxes	(3,070)	1,497
Non-cash investing activities:
Property and equipment additions in accounts payable	343	360

West Marine, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

	53 Weeks Ended January 3, 2009	52 Weeks Ended December 29, 2007
GAAP net loss	$(38,800)	$(49,976)
SEC investigation expense	1,350	1,665
Store closures and other restructuring costs	6,519	339
Impairment of goodwill	—	48,939
Former CEO severance-related expenses	—	762
Deferred tax asset valuation allowance impact	23,180	—

Non-GAAP adjusted net income (loss)	$(7,751)	$1,729

	53 Weeks Ended January 3, 2009	52 Weeks Ended December 29, 2007
GAAP diluted net loss per share	$(1.76)	$(2.30)
SEC investigation expense	0.06	0.08
Store closures and other restructuring costs	0.30	0.02
Impairment of goodwill	—	2.24
Former CEO severance-related expenses	—	0.04
Deferred tax asset valuation allowance impact	1.05	—

Non-GAAP adjusted diluted net income (loss) per share	$(0.35)	$0.08

West Marine, Inc.

Tom Moran, (831) 761-4229

Senior Vice President and Chief Financial Officer